EXHIBIT 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of October 14, 2005, by and between CancerVax Corporation, a Delaware corporation (the “Company”), and David F. Hale (“Executive”).
     WHEREAS, the Company and Executive desire to amend that certain Amended and Restated Employment Agreement dated as of November 15, 2004, between the Company and Executive (the “Original Agreement”), to to extend the term of such agreement.
     NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Amendment to Section 2. Section 2 of the Original Agreement is hereby restated in its entirety to read as follows:
          “2. Employment Period. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on October 22, 2008, or such longer period as Executive and the Board shall otherwise mutually agree.”
     2. No Other Amendments. Except as expressly provided for in this Amendment, no other term or provision of the Original Agreement is amended or modified in any respect.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CANCERVAX CORPORATION

By:	/s/ William R. La Rue

Name:	William R. La Rue

Title:	Chief Financial Officer

/s/ David F. Hale
David F. Hale